Exhibit 99.2

Preliminary Topical Endoxifen Male Phase 1 Results All Objectives Successfully Met September 13, 2018 1 107 Spring St. Seattle WA 98104

Forward - Looking Statements Some of the information presented herein may contain projections or other forward - looking statements regarding future events or the future financial performance of the Company which the Company undertakes no obligation to update. These statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with preliminary study results varying from final results, estimates of potential markets for drugs under development, clinical trials, actions by the FDA and other governmental agencies, regulatory clearances, responses to regulatory matters, the market demand for and acceptance of Atossa’s products and services, performance of clinical research organizations and other risks detailed from time to time in Atossa’s filings with the Securities and Exchange Commission, including without limitation its most recent annual report on form 10-K, subsequent quarterly reports on Forms 10-Q and Forms 8-K, each as amended and supplemented from time to time. 107 Spring St. Seattle WA 98104 2

DISCUSSION TOPICS • Atossa Genetics Overview • Endoxifen • Phase 1 Study • Preliminary Safety Summary • Preliminary Tolerability Summary • Preliminary Pharmacokinetic Summary • Next Steps 107 Spring St. Seattle WA 98104 3

Atossa Genetics Overview 107 Spring St. Seattle WA 98104 4

Atossa Genetics: • Clinical - stage • Novel drugs & delivery methods • Breast cancer & other breast conditions • Headquartered in Seattle, WA 107 Spring St. Seattle WA 98104 5

Steven Quay, MD, PhD Chairman, CEO and President Kyle Guse, CPA, ESQ, MBA CFO and General Counsel Janet R. Rea, MSPH, RAC SVP Regulatory, Quality and Clinical Affairs 6 Senior Management

Company: Atossa Genetics Inc. (NASDAQ: ATOS) Our Mission: Develop novel pharmaceuticals and delivery systems to treat breast cancer and other breast conditions Debt June 30, 2018: None Cash June 30, 2018: $15.2M Capital Structure Sept. 5, 2018: 5.5M shares common stock 1.0M shares preferred stock, as converted basis 3.9M warrants exercisable at $4.05/share 442K warrants exercisable at $3.78/share Corporate Headquarters: Seattle, Washington 7 Corporate Summary

Clinical Program Summary ● Phase 2 study to determine if oral Endoxifen reduces tumor activity in early stage breast cancer patients in the “window of opportunity” between diagnosis of breast cancer and surgery (now enrolling in Australia) ● Phase 2 study to determine if topical Endoxifen reduces mammographic breast density (now enrolling in Sweden) ● Phase 1 study of topical Endoxifen in men (study complete with preliminary results announced today) ● Phase 2 study of topical Endoxifen to treat gynecomastia in men starting prostate cancer therapy (retaining CRO in Q4 2018) ● Phase 2 study of oral Endoxifen for patients who are “refractory” to Tamoxifen (retaining CRO in Q4 2018) ● Phase 2 study of Atossa’s proprietary intra ductal microcatheter technology to administer Fulvestrant in breast cancer patients prior to surgery (enrolling in the U.S. at Montefiore Medical Center, NY) 107 Spring St. Seattle WA 98104 8

Near - Term Milestones ● Q4 2018: Complete enrollment in Phase 2 study to reduce MBD ● Q4 2018: Retain CRO for Phase 2 study of topical Endoxifen to treat gynecomastia in prostate cancer patients ● Q4 2018: Retain CRO for Phase 2 study of oral Endoxifen for patients who are “refractory” to Tamoxifen ● Q4 2018: Release final data from Phase 1 study of topical Endoxifen to treat gynecomastia ● Q4 2018: Develop pre - clinical model using our proprietary microcatheter technology for immuno - oncology ● 2019: Progress clinical programs 107 Spring St. Seattle WA 98104 9

Endoxifen 107 Spring St. Seattle WA 98104 10

107 Spring St. Seattle WA 98104 11 Phase 1 Study - Men

Preliminary Phase 1 Topical Results • Study objectives achieved • Demonstrated: - No Safety Issues - No Tolerability Issues - Topical Endoxifen not detected in the blood stream Supports continued development 107 Spring St. Seattle WA 98104 12

Preliminary Study Conclusions • All study objectives successfully achieved • Safety: There were no clinically significant safety signals and no clinically significant adverse events in participants receiving topical Endoxifen. • Tolerability: Topical Endoxifen was well tolerated at each dose level and for the dosing duration utilized in the study. • Pharmacokinetics: Topical Endoxifen was not detected in the blood at any dosing level. 107 Spring St. Seattle WA 98104 13

Topical Design Summary Cohort Dose Number of Participants mg per Breast Total mg (Z) - Endoxifen Placebo 1 1 2 6 2 2 3 6 6 2 3 5 10 6 2 107 Spring St. Seattle WA 98104 14 x Healthy males, 18 to 65 years of age x Body Mass Index of 18 to 32 x No chronic or acute disease x Daily administration diaries Double - blinded, placebo controlled, dose escalation trial investigating the safety, tolerability and pharmacokinetics of topical (Z) - Endoxifen in healthy male volunteers

Safety Summary 107 Spring St. Seattle WA 98104 15

Safety Summary • No safety signals observed in weekly assessments of/in: • Blood chemistry • Coagulation parameters • Hematology parameters • Urinalysis • Vital Signs • Heart • Physical Examinations 107 Spring St. Seattle WA 98104 16

Adverse Events • There were no Serious Adverse Events • No significant treatment - emergent Adverse Events related to study drug 107 Spring St. Seattle WA 98104 17

Tolerability Summary 107 Spring St. Seattle WA 98104 18

Local Tolerability By Instances • A daily self - assessment of local tolerance was performed • 24 subjects for 28 days for a total of 672 daily assessments • Redness, Burning, Pain, Itching and Irritation were assessed each day • Scoring was None, Mild, Moderate or Severe for all five parameters 107 Spring St. Seattle WA 98104 19

Overall Tolerability Scoring: Based on Instance None Mild Moderate Severe Not Done 107 Spring St. Seattle WA 98104 20 None 97.2% Mild 2.5% Moderate 0.3% Severe 0.0%

Parameter by Instance Parameter Percent Reporting None Redness 96% Burning 98% Pain 99% Itching 95% Irritation 97% 107 Spring St. Seattle WA 98104 21 One subject reported itching, irritation, redness and burning, and accounted for over 50% of the reports skin reactions

In - person Interview Results for Side - effects There were sporadic reports of weight change (gain or loss), breast tenderness and headache A participant who received placebo reported the highest frequency of side - effects and itching, irritation, redness and burning 107 Spring St. Seattle WA 98104 22 Cohort Responses per Participant* Not at All A little Bit Some - what Quite a Bit Very Much Not Done Low 6/6 Intermediate 6/6 High 6/6 Placebo 5/6 1/6 Each participant was interviewed every seven days for side - effect information

107 Spring St. Seattle WA 98104 23 Pharmacokinetic Summary Endoxifen blood levels below detection limit of assay

Next Steps in Gynecomastia • Q4 2018: Report final data • Q4 2018: Retain CRO for male Phase 2 study of topical Endoxifen to reduce/prevent gynecomastia and maintain and/or improve quality of life 107 Spring St. Seattle WA 98104 24

NASDAQ: ATOS 107 Spring St. Seattle WA 98104 25